EXHIBIT 1.1

5,000,000 Shares

Sanders Morris Harris Group Inc.

Common Stock

UNDERWRITING AGREEMENT

                    , 2006

JEFFERIES & COMPANY, INC.

SANDLER O’NEILL & PARTNERS, L.P.

c/o JEFFERIES & COMPANY, INC.

As Representative of the Several Underwriters

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Introductory. Sanders Morris Harris Group Inc., a Texas corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 5,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Shares”). In addition, the shareholders of the Company named in Schedule B (collectively, the “Selling Shareholders”) have severally granted to the Underwriters an option to purchase up to an additional 750,000 Shares (the “Optional Shares”), as provided in Section 2, with each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name in Schedule B. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Jefferies & Company, Inc. (“Jefferies”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-134448), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as defined herein) or any applicable Option Closing Date (as defined herein), including such registration statement as so amended, is called the “Registration Statement.” Any registration statement filed by the

Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” Any preliminary prospectus that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus is called a “preliminary prospectus.” As used herein, “Applicable Time” is     :            p.m. (Eastern time) on the date of this Agreement. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, each identified in Schedule C hereto, including each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”). As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that are incorporated by reference therein. All references in this Agreement to the Registration Statement, 462(b) Registration Statement, a preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The Company, Sanders Morris Harris Inc., a Texas company and wholly owned subsidiary of the Company (“SMHI”), and each of the Selling Shareholders hereby confirm their respective agreements with the Underwriters as follows:

Section 1. Representations and Warranties.

(A) Representations and Warranties of the Company and SMHI. The Company and SMHI represent, warrant and covenant to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any part thereof is in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offered Shares has been instituted or is pending or, to the best knowledge of the Company, is contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the time of each sale of the Offered Shares and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 9(c) below. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Prospectus, and no statement of material fact included in the Time of Sale Prospectus that is required to be included in the Prospectus has been omitted from the Prospectus. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein. Except for the free writing prospectuses, if any, identified in Schedule C hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used, authorized or referred to, and will not, without your prior consent, prepare, use, authorize or refer to, any free writing prospectus.

(b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative three complete executed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representative, in such quantities and at such places as the Representative has reasonably requested.

(c) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representative, or the Registration Statement.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company and SMHI.

(e) Authorization of the Offered Shares. The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(g) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus, are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting

Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data,” “Capitalization” and “Selected Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in either the Time of Sale Prospectus or the Prospectus.

(j) Company’s Accounting System; Internal Control Over Financial Reporting. The Company and each of its subsidiaries identified in Schedule D hereto (the “Significant Subsidiaries”) make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been, since December 31, 2002, and there currently is no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated), and the Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2005, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(k) Incorporation and Good Standing of the Company and its Significant Subsidiaries. Each of the Company and its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and, in the case of the Company and SMHI, to enter into and perform its obligations under this Agreement. The Company and each Significant Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as set forth in the Time of Sale Prospectus and the Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and (ii) such other entities omitted from Exhibit 21.1 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or the Prospectus or upon exercise of outstanding options described in the Time of Sale Prospectus or the Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding Shares (including the Shares owned by the Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Time of Sale Prospectus and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S of the Commission, other than securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would be integrated under the Securities Act with the Offered Shares.

(m) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing.

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, with sole respect to clause (ii), such conflicts, breaches, Defaults, liens, charges, encumbrances, or consents that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s and SMHI’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and applicable state and foreign securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”).

(o) No Material Actions or Proceedings. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best knowledge of the Company and SMHI, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of the Offered Shares. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and SMHI, is threatened or imminent.

(p) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others. Neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Time of Sale Prospectus or the Prospectus and are not described therein. None of the technology employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries or, to the knowledge of the Company or SMHI, any of the officers, directors or employees of the Company or its subsidiaries or otherwise in violation of the rights of any persons.

(q) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where failure to possess such certificates, authorizations, or permits would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would result in a Material Adverse Change. SMHI and each other subsidiary of the Company is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses, except to such extent as would not, individually or in the aggregate, result in a Material Adverse Change.

(r) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(A)(i) above or elsewhere in the Time of Sale Prospectus and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(s) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines, or penalties being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(t) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Offered Shares will not be, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(v) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)), whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on the Nasdaq Global Market in accordance with Regulation M.

(w) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the applicable Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x) NASD Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to NASD Regulation, Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.

(y) Parties to Lock-Up Agreement. Each of the persons and entities listed in Exhibit C has executed and delivered to the Representative a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the Company (other than the Selling Shareholders). If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representative an agreement in the form attached hereto as Exhibit D.

(z) Statistical and Market-Related Data. The statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(aa) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus and the Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Employee Benefit Plans. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(cc) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(dd) No Outstanding Loans or Other Extensions of Credit. Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in each case in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

(ee) Compliance with Laws. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to all applicable net capital requirements, except where failure to be so in compliance would not, individually or in the aggregate, result in a Material Adverse Change. Each subsidiary of the Company that is required to be (i) registered as a broker-dealer under the Exchange Act, (ii) registered, licensed or qualified as a broker-dealer in any state or the District of Columbia, (iii) registered as an investment adviser under the Investment Company Act of 1940, as amended (the “Investment Advisers Act”), or (iv) a member of the NASD, is so registered, licensed or qualified and/or is a member of the NASD. Salient Trust Co., LTA is licensed by the Texas Banking Commissioner as a trust company under the Texas Trust Company Act. All of the professional agents employed by Select Sport Group, Ltd. are registered as certified contract advisors with the National Football League Players Association.

(ff) Dividend Restrictions. Except as disclosed in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary of the Company.

(gg) Currency and Foreign Transactions Reporting Act. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) PFIC. The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC.

The Company and SMHI acknowledge that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

(B) Representations and Warranties of the Selling Shareholders. In addition to the representations, warranties and covenants set forth in Section 1(A), each Selling Shareholder, severally, but not jointly, represents, warrants and covenants to each Underwriter as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Shareholder and the Company, as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and (ii) Power of Attorney of such Selling Shareholder appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

(c) Title to Offered Shares to be Sold. Such Selling Shareholder has, and on the First Closing Date and each applicable Option Closing Date (as defined below) will have, good and valid title to all of the Offered Shares which may be sold by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(d) Delivery of the Offered Shares to be Sold. Delivery of the Offered Shares which are sold by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to any agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state and foreign securities or blue sky laws and from the NASD.

(f) No Registration, Pre-emptive, Co-Sale or Other Similar Rights. Such Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any of the other Selling Shareholders to the Underwriters pursuant to this Agreement, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Time of Sale Prospectus.

(g) Disclosure Made by Such Selling Shareholder in the Prospectus. All information furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus and the Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects and does not, and on the First Closing Date and the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Shareholder confirms as accurate the number of Shares set forth opposite such Selling Shareholder’s name in the Time of Sale Prospectus and the Prospectus under the caption “Principal and Selling Shareholders” (both prior to and after giving effect to the sale of the Offered Shares).

(h) Disclosure Made by the Company. Such Selling Shareholder is familiar with the Registration Statement and the Time of Sale Prospectus, and he knows of no material adverse information with regard to the business operations of the Company and its subsidiaries that is not disclosed in the Registration Statement and the Time of Sale Prospectus. To the best knowledge of such Selling Shareholder, the representations and warranties of the Company contained in Section 1(A) hereof are true, correct and complete in all material respects.

(i) No Price Stabilization or Manipulation; Compliance with Regulation M. Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(j) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by such Selling Shareholder of the Offered Shares.

(k) Distribution of Offering Materials by the Selling Shareholders. Such Selling Shareholder has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus or the Registration Statement.

Such Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[            ] per share.

(b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on [            ], 2006 or such other time and date not later than 1:30 p.m. New York time, on [            ], 2006 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholders, severally and not jointly, hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 750,000 Optional Shares from the Selling Shareholders at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any cash dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Selling Shareholders (with a copy to the Company), which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) each Selling Shareholder agrees, severally and not jointly, to sell the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be sold as the number of Optional Shares set forth in Schedule B opposite the name of such Selling Shareholder bears to the total number of Optional Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Selling Shareholders (with a copy to the Company).

(d) Public Offering of the Offered Shares. The Representative hereby advises the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by the Selling Shareholders shall be made, if applicable, at each Option Closing Date by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Jefferies, individually, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Shareholder hereby agrees, severally and not jointly, that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder’s obligations hereunder, and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement.

(f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer (as evidenced by receipt of a Fed Wire confirmation number) of immediately available funds for the amount of the purchase price therefor. The Selling Shareholders, severally and not jointly, shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate. Delivery of the Offered Shares shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Relationship Among the Company, the Selling Shareholders and the Underwriters. Each of the Company and the Selling Shareholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Offered Shares contemplated hereby (including in connection with the process leading thereto and the determination of the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, any Selling Shareholder or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, any Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Selling Shareholders shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any Selling Shareholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters as principals and shall not be on behalf of the Company or any Selling Shareholder. Each of the Company and the Selling Shareholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature, or owes a fiduciary or similar duty, to the Company or any Selling Shareholder in connection with the transactions contemplated hereby or the process leading thereto, and each of the Company and the Selling Shareholders hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or such Selling Shareholder may have against the Underwriters with respect thereto.

3. Additional Covenants.

(A) Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you, without charge, three executed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or 3(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Representative’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the Representative’s consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company shall furnish to the Representative for review a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not use or refer to any such proposed free writing prospectus without the Representative’s consent. The Company will retain, pursuant to procedures developed in good faith, copies of each such free writing prospectus that is not filed with the Commission pursuant to Rule 433.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission, pursuant to Rule 433(d) under the Securities Act, a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of the Representative or counsel for the Underwriters, it is otherwise necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to dealers upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representative’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(A)(e).

(f) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any amendment or supplement to any preliminary prospectus or the Prospectus, or any free writing prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or any order pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares, or (v) of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rules 424(b) or 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company shall promptly prepare (subject to Section 3(A)(b) hereof), file with the Commission and furnish, at its own expense, to the Underwriters and to dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Representative’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(A)(g).

(h) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Canadian provincial securities laws and applicable foreign securities laws of those jurisdictions designated by the

Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as promptly as practicable.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) Exchange Act Compliance. During the required Prospectus delivery period, the Company shall file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(m) Listing. The Company will use its best efforts to effect and maintain the inclusion and quotation of the Offered Shares on the Nasdaq Global Market.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus to such investor or representative.

(o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract to sell (including without limitation any short sale), grant any option, warrant or right for the sale of, pledge, transfer, establish or increase an open “put equivalent position” in or liquidate or decrease a “call equivalent position” in, in each case within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequences of ownership of, or otherwise dispose of or transfer, or file any registration statement under the Securities Act in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares), or publicly announce an intention to do any of the foregoing; provided, however, that the Company may issue shares of its Shares or options to purchase its Shares, or Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Time of Sale Prospectus and the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such Lock-up Period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative). Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension, except that such extension will not apply if, within three days prior to the expiration of the Lock-up Period, the Company delivers to the Representative a certificate, signed by the chief financial officer or the chief executive officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities” (as defined in Regulation M of the Commission). The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the restricted period.

(p) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with

Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(r) Existing Lock-Up Agreements. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s executive officers and directors pursuant to Section 6(k).

(B) Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, further covenants and agrees with each Underwriter:

(a) Agreement Not to Offer or Sell Additional Shares. Such Selling Shareholder will comply with the terms of the agreement in the form of Exhibit D hereto as if such Selling Shareholder were a party thereto.

(b) No Stabilization or Manipulation; Compliance with Regulation M. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Shareholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), such Selling Shareholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(c) Delivery of Forms W-8 and W-9. Such Selling Shareholder will deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

(C) Waiver of Covenants. The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its and the Selling Shareholders’ obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, the provincial securities laws of Canada and the applicable securities laws of other nations, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the costs and expenses of the Company (and not of the Underwriters) relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Shares on the Nasdaq Global Market, and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Each Selling Shareholder further agrees, severally and not jointly, with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of his obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of any counsel (other than Thompson & Knight LLP) and other advisors for such Selling Shareholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by such Selling Shareholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholders, on the other hand.

Section 5. Covenant of the Underwriters. Each Underwriter severally covenants with the Company and SMHI not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder but for the action of the Underwriter. The Company and the Underwriters agree that the Underwriters may use a free writing prospectus that contains the final offering terms substantially in the form of Schedule E hereto.

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company, SMHI and the Selling Shareholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company, SMHI and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from KPMG LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus, and the Prospectus (and the Representative shall have received an additional conformed copy of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act, or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A and such post-effective amendment shall have become effective, and the Company shall have filed with the Commission each free writing prospectus required by Rule 433 under the Securities Act to be filed by it;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares shall have been instituted or threatened by the Commission; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, in the judgment of the Representative, there shall not have occurred any Material Adverse Change.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinions of John T. Unger, Senior Vice President and General Counsel of the Company, and Thompson & Knight LLP, outside counsel for the Company, dated as of such Closing Date, in substantially the forms attached hereto as Exhibit A and Exhibit A-1, and to such further effect as counsel for the

Underwriters shall reasonably request (and the Representative shall have received an additional conformed copy of such counsels’ legal opinions for each of the several Underwriters).

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Alston & Bird LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative, dated as of such Closing Date.

(f) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a written certificate or certificates executed by the Chairman of the Board, Chief Executive Officer or President of each of the Company and SMHI and by the Chief Financial Officer or Chief Accounting Officer of each of the Company and SMHI, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company and SMHI set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) each of the Company and SMHI has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date, the Representative shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representative shall have received an additional conformed copy of such accountants’ letter for each of the several Underwriters).

(h) Opinion of Counsel for the Selling Shareholders. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Thompson & Knight LLP, counsel for the Selling Shareholders, dated as of such Closing Date, the form of which is attached as Exhibit B and to such further effect as counsel for the Underwriters shall reasonably request (and the Representative shall have received an additional conformed copy of such counsel’s legal opinion for each of the several Underwriters).

(i) Selling Shareholders’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a written certificate executed by each Selling Shareholder, dated as of such Closing Date, to the effect that:

(i) the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of such Closing Date; and

(ii) such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(j) Selling Shareholders’ Documents. On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representative copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Shareholders and such further information, certificates and documents as the Representative may reasonably request.

(k) Lock-Up Agreement from Certain Shareholders of the Company Other Than Selling Shareholders. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit D hereto from each of the persons listed on Exhibit C hereto, and such agreements shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l) Offered Shares. The Offered Shares shall have been duly listed for quotation, subject to notice of issuance, on the Nasdaq Stock Market’s Global Market.

(m) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6, Section 8, Section 11, Section 12 or Section 18, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company, SMHI or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company and SMHI agree to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the other Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. If this Agreement is terminated pursuant to Section 11 hereof by reason of the default of one or more of the Underwriters, neither the Company nor the Selling Shareholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act. Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company, SMHI or the Selling Shareholders to any Underwriter, except that the Company, SMHI and the Selling Shareholders shall be obligated to reimburse the expenses of the Representative and the other Underwriters pursuant to Sections 4 and 7 hereof, (b) of any Underwriter to the Company, SMHI or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 9. Indemnification.

(a) Indemnification of the Underwriters. The Company, SMHI and each of the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, partner, director, officer or employee or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of any foreign jurisdictions where the Offered Shares have been offered or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (A)(i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company, SMHI and the Selling Shareholders shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct and (B) the violation of any applicable laws or regulations of foreign jurisdictions where Offered Shares have been offered; and to reimburse each Underwriter, partner, director, officer or employee and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter, partner, director, officer or employee or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in subsection (b) below; and provided, further, that the liability of each Selling Shareholder under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Offered Shares sold by such Selling Shareholder, less the underwriting discount, as set forth on the cover page of the Prospectus; and provided, further, that subject to the foregoing, the Company, SMHI and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company, SMHI and the Selling Shareholders may otherwise have.

(b) Indemnification of the Company, its Directors and Officers, SMHI and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, SMHI, the Selling Shareholders and each person, if any, who controls the Company, SMHI or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any such director or officer, SMHI, any Selling Shareholder or any such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of any foreign jurisdictions where the Offered Shares have been offered or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company, SMHI and the Selling Shareholders by the Representative expressly for use therein; and to reimburse the Company, any such director or officer, SMHI, any Selling Shareholder or any such controlling person for any legal and other expense reasonably incurred by the Company, any such director or officer, SMHI, any Selling Shareholder or any such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company, SMHI and each of the Selling Shareholders hereby acknowledge that the only information that the Representative has furnished to the Company, SMHI and the Selling Shareholders expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) is the information set forth in the table in the first paragraph, the statements concerning the offering of shares in the third paragraph and the statements concerning syndicate covering transactions, stabilizing bids, penalty bids and passive market making by the Underwriters in the eleventh through the fifteenth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, SMHI and each of the Selling Shareholders, and the Underwriters, as the case may be, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, SMHI and each of the Selling Shareholders, and the Underwriters, as the case may be, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, SMHI and each of the Selling Shareholders, and the Underwriters, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, SMHI and the Selling Shareholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such front cover page. The relative fault of the Company, SMHI and each of the Selling Shareholders, and the Underwriters, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, SMHI and each of the Selling Shareholders, or the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company, SMHI and the Selling Shareholders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 19 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each partner, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or SMHI within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company. Further, notwithstanding the provisions of this Section 10, in no event shall any Selling Shareholder be required to indemnify or contribute any amount in excess of the amount by which the total purchase price for the Optional Shares sold by such Selling Shareholder to the Underwriters exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay. The Selling Shareholders’ obligations to indemnify or contribute pursuant to this Section 10 are several in proportion to their respective Optional Shares sold hereunder and not joint.

Section 11. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company, SMHI and the Selling Shareholders if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, a material disruption in securities settlement, payment or clearance services in the United States shall have occurred or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Texas or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (vi) any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company, SMHI or the Selling Shareholders to any Underwriter, except that the Company, SMHI and the Selling Shareholders shall be obligated to reimburse the expenses of the Representative and the other Underwriters pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Company, SMHI or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of SMHI, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, SMHI, any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative or any other Underwriter:

Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Facsimile: (212) 284-2280

Attention:    Josh Targoff, Senior Vice President and General Counsel, Investment Banking

With a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, GA 30309-3424

Facsimile: (404) 881-7777

Attention:    M. Hill Jeffries

If to the Company or SMHI:

Sanders Morris Harris Group Inc.

600 Travis, Suite 3100

Houston, Texas 77002

Facsimile: (713) 220-5182

Attention:    John T. Unger, Senior Vice President and General Counsel

With a copy to:

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

Facsimile: (832) 397-8038

Attention:    J. Kirk Tucker

If to the Selling Shareholders:

c/o Sanders Morris Harris Group Inc., as Custodian

600 Travis, Suite 3100

Houston, Texas 77002

Facsimile: (713) 220-5182

Attention:    John T. Unger, Senior Vice President and General Counsel

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non- exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 18. Failure of One or More of the Selling Shareholders to Sell and Deliver Offered Shares. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company, SMHI and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 7, 9 and 10 hereof, the Company, SMHI or the other Selling Shareholders, or (ii) purchase the shares which the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the applicable Option Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company, SMHI and the Selling Shareholders, to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company, SMHI and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, SANDERS MORRIS HARRIS GROUP INC.

By:
[Title]

SANDERS MORRIS HARRIS INC.

By:
[Title]

SELLING SHAREHOLDERS

By:
(Attorney-in-fact)

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.

Acting as Representative of the

several Underwriters named in

the attached Schedule A

By:
[Title]

SCHEDULE A

Underwriters

Underwriters	Number of Firm Shares to be Purchased
Jefferies & Company, Inc.
Sandler O’Neill & Partners, L.P.

Total	5,000,000

SCHEDULE B

Selling Shareholders

Selling Shareholder*	Maximum Number of Optional Shares to be Sold
George L. Ball	175,000
Robert E. Garrison II	50,000
Titus H. Harris, Jr.	50,000
Ben T. Morris	175,000
Don A. Sanders	300,000

Total:	750,000

*The address of each Selling Shareholder is 600 Travis, Suite 3100, Houston, Texas 77002.

SCHEDULE C

Schedule of Free Writing Prospectuses Included in the Time of Sale Prospectus

•	Pricing Term Sheet for Common Stock, as filed pursuant to Rule 433 under the Securities Act

SCHEDULE D

Significant Subsidiaries

Subsidiary	State of Organization	Percentage Ownership		Names Under Which Subsidiary does Business
Sanders Morris Harris Inc	Texas	100%
SMH Capital Advisors, Inc.	Texas	100%		SMH Asset Management Kissinger Financial Services Cummer/Moyers Capital Advisors
Salient Capital Management, LLC.	Texas	50%
Charlotte Capital, LLC	North Carolina	69%
Select Sports Group Holdings, LLC	Texas	50%
Select Sports Group, Ltd.	Texas	99.5	%(1)
The Edelman Financial Center, LLC	Virginia	51%
Edelman Business Services, LLC	Virginia	100	%(2)
Edelman Mortgage Services, LLC	Virginia	100	%(2)
Edelman Financial Services, LLC	Virginia	100	%(2)
Salient Partners, L.P.	Texas	100	%(3)
Salient Trust Co., LTA	Texas	100	%(3)
Salient Advisors, L.P.	Texas	100	%(3)

(1)	By select Sports Group Holdings, LLC.
(2)	By the Edelman Financial Center, LLC.
(3)	By Salient Capital Management, LLC.

SCHEDULE E

Form of Pricing Term Sheet

Issuer	Sanders Morris Harris Group Inc.

Common stock offered:
By the issuer	5,000,000 shares
By the selling shareholders	0 shares

Overallotment option:
From the issuer	0 shares
From the selling shareholders	750,000 shares

Public offering price	$ per share

Underwriting discount:
Gross spread	$ per share
Selling concession	$ per share
Reallowance	$ per share

Trade date	July , 2006

Settlement and delivery date:	July , 2006

Use of proceeds	Approximately $ million to repay in full the issuer’s outstanding bank debt and approximately $ for general corporate purposes including expansion

Book-running manager	Jefferies & Company, Inc.

Co-manager	Sandler O’Neill & Partners, L.P.

Total	5,000,000

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read this prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Jefferies & Company, Inc. at 1-212-284-            (collect).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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EXHIBIT A

The final opinions in draft form should be attached as Exhibit A and Exhibit A-1 at the time this Agreement is executed.

Opinion of John T. Unger, Executive Vice President and General Counsel of the Company, to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

(i) Each of the Company and SMHI is a corporation duly incorporated under the laws of the State of Texas, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(ii) Each Significant Subsidiary of the Company other than SMHI is a corporation, partnership or limited liability company, as applicable, duly incorporated or organized under the laws of the state of its incorporation or organization, with power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus.

(iii) The Company and each Significant Subsidiary of the Company is validly existing and in good standing under the laws of the state of its incorporation or organization, as applicable, and is qualified to do business as a foreign corporation, partnership or limited liability company, as applicable, in good standing in each jurisdiction listed on Exhibit A attached to such opinion, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(iv) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loan or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(v) All of the issued and outstanding capital stock or other equity or ownership interests of each Significant Subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and, except as disclosed in the Time of Sale Prospectus and the Prospectus, is owned of record by the Company, directly or through subsidiaries.

(vi) The authorized capital stock of the Company (including the Shares) conforms to the description thereof set forth in the Time of Sale Prospectus and the Prospectus. All of the outstanding Shares (including the Shares owned by the Selling Shareholders) have been duly authorized and validly issued and are fully paid and nonassessable. The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the Texas Business Corporation Act.

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(vii) No shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (a) by operation of the charter or by-laws of the Company or the Texas Business Corporation Act or (b) to the best knowledge of such counsel, otherwise.

(viii) There are no persons with registration or other similar rights to have any debt or equity securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

(ix) To the best of such counsel’s knowledge, none of the Company nor any of its subsidiaries is in violation of its charter, by-laws, operating agreement or similar organizational document, as applicable, or in Default under any Existing Instrument, except for such violation or Default as would not, individually or in the aggregate, result in a Material Adverse Change.

In addition, such counsel shall state that nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than Texas, the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent he deems proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the applicable Option Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that he believes that he and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and SMHI and public officials.

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EXHIBIT A-1

Opinion of Thompson & Knight LLP, Counsel for the Company, to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

References to the Prospectus in this Exhibit A-1 include any supplements thereto at the Closing Date.

(i) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and SMHI.

(ii) The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

(iii) Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceeding for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares has been instituted or is pending or is contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b), and any required filing by the Company of any free writing prospectus pursuant to Rule 433 under the Securities Act has been made in the manner and within the time period required by such Rule 433.

(iv) The Registration Statement, the Time of Sale Prospectus and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v) Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) that is incorporated or deemed incorporated by reference in the Time of Sale Prospectus and the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

(vi) The Offered Shares have been approved for listing on the Nasdaq Global Market.

(vii) The statements in the Time of Sale Prospectus and the Prospectus under the captions “Risk Factors—Risks Related to the Regulation of Our Business” and “—Risks Related to Owning Our Common Stock,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the seventh paragraph thereof, “Business—Legal Proceedings,” “Description of Our Capital Stock” and “Underwriting,” in each case insofar as such statements purport to describe certain provisions of documents,

A-1-1

instruments, agreements, statutes, regulations or legal proceedings referred to therein, are accurate in all material respects.

(viii) The Company and each subsidiary of the Company that is required to be (a) registered as a broker-dealer under the Exchange Act, (b) registered, licensed or qualified as a broker-dealer in any state or the District of Columbia, (c) registered as an investment adviser under the Investment Advisers Act, and (d) a member of the NASD, is so registered, licensed or qualified and is a member of the NASD. Salient Trust Co., LTA is licensed by the Texas Banking Commissioner as a trust company under the Texas Trust Company Act. All of the professional agents employed by Select Sport Group, Ltd. are registered as certified contract advisors with the National Football League Players Association.

(ixi) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

(x) To the knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are accurate in all material respects.

(xi) The execution and delivery of the Underwriting Agreement by the Company and SMHI, the performance by the Company and SMHI of their obligations thereunder (other than performance by the Company and SMHI of their obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) and the issuance and sale of the Offered Shares (a) have been duly authorized by all necessary corporate action on the part of the Company and SMHI; (b) will not result in any violation of the provisions of the charter or by-laws or operating agreement or similar organizational document of the Company or any subsidiary; (c) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (1) any Existing Instrument filed or incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, or (2) to the knowledge of such counsel, any other material Existing Instrument; (d) will not result in any violation of any federal or Texas law or, to the knowledge of such counsel, any administrative regulation or administrative or court decree, applicable to the Company or SMHI; and (e) will not require any consents, approvals, authorizations or other order to be obtained by the Company or SMHI from, or any registrations, declarations or filings to be made by the Company or SMHI with, in each case, any court or other governmental or regulatory authority or agency under any federal or Texas statute, rule or regulation applicable to the Company or SMHI, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and applicable state and foreign securities or blue sky laws.

(xii) The Company is not, and after receipt of payment for the Offered Shares will not be, an “investment company” within the meaning of Investment Company Act.

In addition, such counsel shall state that nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration

A-1-2

Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than Texas, the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the applicable Option Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and SMHI and public officials.

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EXHIBIT B

The final opinion in draft form should be attached as Exhibit B at the time this Agreement is executed.

The opinion of such counsel pursuant to Section 6(h) shall be rendered to the Representative at the request of the Company and shall so state therein.

(i) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(ii) The execution and delivery by or on behalf of such Selling Shareholder, and the performance by such Selling Shareholder of its obligations under, the Underwriting Agreement (other than performance by such Selling Shareholder of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) and its Custody Agreement and its Power of Attorney (a) to the best knowledge of such counsel, will not constitute a breach of, or default under, any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, (b) will not result in any violation of any federal or Texas law, or to the best knowledge of such counsel any administrative regulation or administrative or court decree, applicable to such Selling Shareholder or (c) will not require any consents, approvals or authorizations to be obtained by such Selling Shareholder, or any registrations, declarations or filings to be made by such Selling Shareholder, in each case, under any federal or Texas statute, rule or regulation applicable to such Selling Shareholder that have not been obtained or made.

(iii) Such Selling Shareholder is the record owner of the Shares set forth on Schedule B to be sold by such Selling Shareholder pursuant to the Underwriting Agreement.

(iv) Each of the Custody Agreement and Power of Attorney of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(v) Assuming that each of Underwriters does not have “notice” of any “adverse claim” (within the meaning of Section 8-102 and Section 8-105 of the Texas Uniform Commercial Code (the “Texas UCC”)) with respect to the Shares to be purchased from such Selling Shareholder, upon indication by book entry that the Shares to be sold by such Selling Shareholder have been credited to a securities account maintained by Jefferies & Company, Inc. (“Jefferies”) at the Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, (a) DTC shall be a “protected purchaser” (within the meaning of Section 8-303 of the Texas UCC), (b) Jefferies will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the Texas UCC) on behalf of the several Underwriters with respect to such Shares and (c) under the Texas UCC, an action based on an “adverse claim” to such security entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against Jefferies as Representative or the several Underwriters.

B-1

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than Texas, the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the applicable Option Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Shareholders and public officials.

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EXHIBIT C

LIST OF PERSONS EXECUTING LOCK-UP AGREEMENTS

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EXHIBIT D

                            , 2006

JEFFERIES & COMPANY, INC.

SANDLER O’NEILL & PARTNERS, L.P.

c/o JEFFERIES & COMPANY, INC.

As Representative of the Several Underwriters

520 Madison Avenue

New York, New York 10022

RE:	Sanders Morris Harris Group Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned, a director or executive officer of the Company or an affiliate of such a person, is an owner of record or beneficially of certain shares of common stock, par value $.01 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Jefferies & Company, Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract to sell (including without limitation any short sale), grant any option, warrant or right for the sale of, pledge, establish or increase an open “put equivalent position” in or liquidate or decrease a “call equivalent position” in, in each case within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequences of ownership of, or otherwise dispose of or transfer, any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party) (the “Lock-up Period”); provided, that if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such extension, except that such extension will not apply if, within three day prior to the expiration of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s Shares are “actively traded securities” (as defined in Regulation M of the Securities and Exchange Commission); provided, further, that the foregoing restrictions shall not apply to the transfer of

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any or all of the Shares owned by the undersigned, either during is lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to Jefferies & Company, Inc. an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement. The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-up Period pursuant to the preceding sentence will be delivered by Jefferies & Company, Inc. to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter agreement during the period from the date of this letter agreement to and including the 34th day following the expiration of the initial 90-day Lock-up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day Lock-up Period (as it may have been extended) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

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